Exhibit 99.1

1 Fall 2017 September, 2017 NYSE: CF

Safe harbor statement All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the agricultural sector; the global commodity nature of the Company’s fertilizer products, the impact of global supply and demand on the Company’s selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness; operating and financial restrictions imposed on the Company by the agreements governing the Company’s senior secured indebtedness; risks associated with the Company’s incurrence of additional indebtedness; the Company's ability to maintain compliance with covenants under the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with cyber security; weather conditions; risks associated with the Company’s ability to utilize its tax net operating losses and other tax assets, including the risk that the use of such tax benefits is limited by an “ownership change” (as defined under the Internal Revenue Code and related Internal Revenue Service pronouncements); risks associated with changes in tax laws and disagreements with taxing authorities; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; the Company’s reliance on a limited number of key facilities; risks associated with the operation or management of the strategic venture with CHS Inc. (the "CHS Strategic Venture"), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company's other business relationships; risks associated with the Company’s Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s website. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non-GAAP financial measures The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, adjusted net earnings, adjusted net earnings per diluted share, controllable cost of sales, controllable cost of sales per ton, and, on a segment basis, adjusted gross margin and adjusted gross margin per nutrient ton, which are non-GAAP financial measures, provide additional meaningful information regarding the company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, adjusted net earnings, adjusted net earnings per diluted share, controllable cost of sales, controllable cost of sales per ton, adjusted gross margin, and adjusted gross margin per nutrient ton included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, adjusted net earnings, adjusted net earnings per diluted share, controllable cost of sales, controllable cost of sales per ton, adjusted gross margin, and adjusted gross margin per nutrient ton to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings/(loss) attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Adjusted net earnings is defined as net (loss) earnings attributable to common stockholders adjusted with the impacts of the selected items included in net (loss) earnings as summarized in the tables accompanying this presentation. The company has presented adjusted net earnings and adjusted net earnings per diluted share because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance. Adjusted gross margin is defined as gross margin excluding depreciation and amortization and unrealized net mark-to-market (gain) loss on natural gas derivatives. The company has presented adjusted gross margin because management uses this measure, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, and depreciation and amortization. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance.

Table of contents Safe Harbor Statement/Note Regarding Non-GAAP Financial Measures 2-3 Company Overview 5-12 Emerging Global Tradeflows 13-19 Second quarter 2017 Financial Results 20-26 Appendix 27-37 Cover Page: Port Neal Nitrogen Complex

Truck Loading at Blair Distribution Facility Company Overview

6 CF Strategy: Optimize and grow the world’s most advantaged nitrogen platform to serve customers and create long term shareholder value Strategy and key focus areas Safe and reliable operations Optimize cost structure and reduce fixed costs Expand and evolve distribution and exports

CF serves a global market from strong North American base

CF Industries is the largest nitrogen producer in the world...

- Primarily a pure play nitrogen manufacturing company, focused on North America
- Largest production base and distribution network in North America with seven manufacturing facilities, 24 owned plus additional leased distribution facilities
- Largest production base in UK with 2 manufacturing facilities

World's Largest Ammonia Producer 1)
(Million metric tons, 2017)


CF 9,879
Yara 8,584
Nutrien (when merged) 7,760
Group DF (Ukraine) 5,185
OCI 3,991
TogliattiAzot 3,500
Koch 3,294
EuroChem 2,744

...with outstanding domestic and export logistical capabilities.

- Product shipped via all modes:
  - Deepwater vessel
  - Barge (river and ocean)
  - Unit train
  - Pipeline
  - Truck
- Each facility has access to more than one shipping mode

- Export destinations
  - France
  - Mexico
  - Morocco
  - Chile
  - Belgium
  - Argentina
  - South Korea
  - Australia
  - Columbia



Aerial view of Donaldsonville docks

Source: IFDC

1) Excludes Chinese state owned enterprise JAMG and Indonesian consortium PT Pupuk, Nutrien is the sum of PCS and Agrium capacity

CF

7

Best North American distribution capabilities with a global reach



Medicine Hat
Rycroft
Vanscoy
Brandon
Ritzville
Velva
Grand Forks
Glenwood
Pine Bend
Spencer
Port Neal
Garner
Blair
Fremont
Aurora
Albany
Peru
Seneca
Huntington
Kingston Mines
Frankfort
Terre Haute
Palmyra
Cowden
Mount Vernon
Courtright
Verdigris
Woodward
Yazoo City
Donaldsonville
UK
Ability to export to mainland Europe
Billingham
Ince
Barge
UAN to East Coast United States
Vessel
Exports to Europe and Africa
Pipeline
Ship Ammonia by Magellan and NuStar pipelines to Corn Belt terminals
Barge
Ship products from Donaldsonville and Verdigris via inland waterways
Barge
UAN to Texas coast
Vessel
Exports to South America and Asia, transport to West Coast United States
Location Key(1)
CF nitrogen complex
CF ammonia terminal
CF ammonia and UAN terminal
CF urea warehouse
(1) Represents CF owned facilities
North American Potential Output
Million Product Tons, 2017
20.0
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Total: 17.4
AN: 0.9
NH3: 3.0
Urea: 4.8
UAN: 8.7
Total: 15.7
AN: 1.0
NH3: 3.7
Urea: 5.8
UAN: 5.2
Maximize UAN
Maximize Urea

8

9 Source: CF Industries Note: Assumes that a $25 per ton change in urea price is equivalent to a $17.39 per ton change in UAN price, $18.47 per ton change in AN price and a $44.57 per ton change in ammonia price, including products sold by CF Fertilisers UK. Products sold under the CHS supply agreement are excluded from the price sensitivity calculation, reflecting the terms of CHS’ minority equity ownership interest. Nitrogen price sensitivity is applied only to major products (ammonia, urea, UAN, and AN). The table was created by using 2016 adjusted EBITDA(1) of $0.858 billion and gas consumption, accounting for: Increases in production capacity from the expansion projects at Donaldsonville and Port Neal; the effects of the CHS minority equity investment; and the effects of the long-term Orica and Mosaic contracts. Natural gas sensitivity is based on 2016 gas consumption of approximately 295 million MMBtus. Additional gas consumption from the capacity expansions has been added while gas consumption associated with the long-term contracts with Orica and Mosaic has been excluded because these contracts are priced on a gas-plus basis. In addition, gas consumption reflecting CHS’ minority equity ownership interest has also been excluded. See slide 32 for 2016 EBITDA reconciliation Assumes CF’s 2016 North American basis differential to Henry Hub of ($0.05)/MMBtu CF is well positioned for expected pricing recovery $25/ton urea equivalent movement implies ~$350M change in EBITDA on an annual basis Table illustrates the resiliency of CF Industries’ business model across a broad range of industry conditions CF Realized North American Natural Gas Cost ($/MMBtu)(2) CF Realized Urea Equivalent Price ($/ton) $ billions $2.50 $2.75 $3.00 $3.25 $3.50 $175 $0.2 $0.1 $0.1 $0.0 $0.0 $200 $0.6 $0.5 $0.4 $0.4 $0.3 $225 $0.9 $0.9 $0.8 $0.8 $0.7 $250 $1.3 $1.2 $1.2 $1.1 $1.1 $275 $1.7 $1.6 $1.5 $1.5 $1.4 $300 $2.0 $2.0 $1.9 $1.9 $1.8 $325 $2.4 $2.3 $2.3 $2.2 $2.2 $350 $2.8 $2.7 $2.6 $2.6 $2.5 $375 $3.1 $3.1 $3.0 $3.0 $2.9 Adjusted EBITDA Sensitivity to Natural Gas and Urea Prices Realized Price : $231 2015: $320

Consistent capital allocation philosophy provides flexibility Commitment to investment grade metrics over long term Pursue growth within strategic fairway, where returns exceed risk-adjusted cost of capital and investments are cash flow accretive on a per share basis Consistently return excess cash to shareholders in a timely fashion: historic bias towards share repurchases Philosophy remains unchanged Near-term priority: focus on liquidity $2 billion in cash on balance sheet as of June 30, 2017 $750 million undrawn revolver as of June 30, 2017(1) Received ~$815 million in federal tax refund in Q2 2017 New capital expenditures for 2017 expected to be approximately $400 million As of June 30, 2017, the company had approximately $175 million in costs accrued for work completed in 2016 related to capacity expansion projects. Most of this unpaid amount is the subject of disputes between the company and certain contractors and vendors. Actual cash expenditures for 2017 will reflect any payments for these capacity expansion project amounts if or when they are made Debt capital structure As of June 30, 2017, company was in compliance with all applicable covenant requirements under its debt instruments Next de-levering opportunity: $800 million of senior notes due May 2018, will reduce annual cash interest costs by $55 million $695 million availability as of June 30, 2017 (net of $55 million of outstanding letters of credit)

11 Total capital returned to shareholders since 2012 is more than twice net strategic investments Major Portfolio Actions Return of Excess Capital Action Year Business Growth / (Shrink) Expansion of Port Neal and Donaldsonville 2012 to 2016 5.2 Sale of equity interest in CF Industries Nitrogen, LLC to CHS 2015 (2.8) Sale of Phosphate to Mosaic (pre-tax) 2013 (1.4) Acquisition of Remaining 34% Interest in Medicine Hat 2012 0.9 Acquisition of Remaining 50% Interest in GrowHow 2015 0.6 Net major portfolio investment $2.5 Action Year Cash Returned Share Repurchases 2012 to Present 4.4 Dividends 2012 to Present 1.3 Total capital returned $5.7 All actions >$100M. Shown in $B

12 Dividend growth and yield Dividend per share & Annual Dividend yield range $/Dividend yield percentage *2017 figures annualized Source: Factset, Company filings In millions 2012 2013 2014 2015 2016 2017* Total Cash Dividend Payment $ 103 129 256 282 280 280 Total Shares Outstanding 323.5 296.0 256.7 236.1 233.1 233.1 Dividend Yield Range Dividend per share Current Dividend Yield Dividend trends since 2012 CF has increased dividend per share by almost 4x Annual cash outflow for dividends increased less than 3X Buybacks reduced shares outstanding by ~30%

Medicine Hat Nitrogen Complex Emerging Global Tradeflows

Global Supply Availability North American Outlook Adjusting Global Tradeflows Market outlook Challenged nitrogen pricing through 2017 into 2018 as global marketplace continues to adapt to recent significant capacity increases Marginal producers in China are supplying less product to global marketplace, a trend expected to continue Global tradeflows expected to re-align, including for import-dependent North America Chinese urea exports totaled 2.8 million metric tons through June, 46% decline from 2016 Published Chinese operating rates approximately 60% for Q2 Over last year producers in Eastern Europe, Russia, South Asia, and Ukraine announced price-driven curtailments and reduced exports affecting tradeflows for urea, ammonia, and UAN Expected net 6.2 million metric tons of global nameplate urea capacity to be added in 2017/2018 New global capacity growth to fall below nitrogen demand growth rate of ~2% post-2018, tightening global supply-demand balance North American Urea and UAN imports through May down 22% and 10%, declines not as large as expected given recent capacity additions High North American imports in Q1, many shipments arriving after April did not enter distribution channels NOLA urea barge prices $30 below international parity in Q2 with June prices breaking 2016 lows; prices rebounded slightly in July as some oversupply re-exported North America enters its typical period of lowest demand and prices; new pricing lows could be reached in Q3 should substantial imports arrive

Global nitrogen trade flow notable changes: 2012-2016[(1)]

- North American nitrogen production increased 1.6 MMT, imports down 1.0 MMT
- China's YTD June 2017 exports of 1.2 MMT down 46% from 2016
- MENA production increased 2.0 MMT, net exports up 1.6 MMT with capacity additions in Algeria, UAE, Saudi Arabia, and Iran
- Ukraine production decreased 2.4 MMT due to political instability and high gas cost, net exports down 2.6 MMT to 0.2 MMT in 2016
- E. Europe production decreased 0.6 MMT due to high gas costs, net exports down 1.3 MMT. Region a small net importer in 2016



	North America	China[(5)]	MENA	Russia	Ukraine	E. Europe	South Asia	East Asia
2016 N Capacity[(2)]	15.4 MMT	63.8 MMT	24.2 MMT	13.3 MMT	5.2 MMT	8.0 MMT	18.0 MMT	10.9 MMT
N Production[(3)]	↑ ~12%	↑ ~2%	↑ ~13%	↑ ~15%	↓ ~60%	↓ ~10%	↑ ~1%	↑ ~12%
Net Exports[(4)]	↑ ~17%	↑ ~45%	↑ ~16%	↑ ~5%	↓ ~95%	↓ ~105%	↑ ~5%	↑ ~6%

Sources: Fertecon, CRU, Industry Publications, CF Industries; All numbers based on metric nutrient tons
(1) Million metric nutrient tons (MMT)
(2) Represents 2016 ammonia production, represented as metric nutrient tons
(3) Change in metric nutrient ton production 2012-2016
(4) A decrease to net imports is displayed as an increase to net exports
(5) China's net exports increased from 4.4 MMT in 2012 to 9.3 MMT in 2015, decreasing to 6.4 MMT in 2016. China's June 2017 YTD exports of 1.2 MMT are down 46% from 2016 levels and 59% from 2015 levels

15

Expected net new capacity additions well below projected global demand growth post 2017 CF Projected Global Gross Urea Capacity Additions(1) Thousand Product Metric Tons See slide 33 for details of the 2017-2021 projected additions See slide 34 for details of the 2017-2021 assumed closures The Enid capacity addition includes approximately 200k metric tons of ammonia; the Borger and Beulah capacity additions are upgraded products only, representing no new nitrogen production Capacity additions and closures on a nameplate basis Sources: Fertecon, CRU, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis 3% Growth: 5.3M 2% Growth: 3.5M Wever Enid(3) Borger(3) (5,100) (8,800) (2,300) (3,300) (500) - 16,600 4,200 4,200 2,000 2,800 500 Closures(2): Net Additions: Sub-Saharan Africa - 2,100 11,600 Grand Total Beulah(3) (6,100) 17,700 2017-2021 Total 52,400 32,400 (20,000) Latin America

China India Other Asia North America Europe Latin America Rest of World Total Nitrogen Consumption 2002-2017(1) (Million Nutrient Metric Tons) Industrial 15-yr CAGR =3.3% Overall 15-yr CAGR=2.2% Agricultural 15-yr CAGR =2.0% (1) 2002-2016 actuals, 2017F. CAGRs calculated as 2015-2017 average demand over 2000-2002 average demand Sources: Fertecon, IFA, AAPFCO, Fertilizers Europe, ANDA, IMF, World Bank, OECD, FAO, CF Industries Consistent global nitrogen demand growth Expected global demand growth driven by: Global population expected to increase 1% per annum Global GDP expected to increase 2-2.5% per annum, increasing personal income BRIC countries expected to increase meat consumption, driving demand for feed grains India and Africa expected to increase vegetable and grain demand Industrial growth driven by increased adoption of emission control, synthetic nitrogen products, and recovering mining sector

Nitrogen fertilizer imports into North America are beginning to decline as new production increases North America Offshore Urea Imports Million Tons North America Offshore UAN Imports Million Tons Source: TFI, USDOC Five Year Range 2016 2017 Five Year Range 2016 2017 2017 imports down 21% from 2016 2017 imports down 11% from 2016

U.S. and Canada combined remain a significant importer of nitrogen products U.S. imports, including from Canada, average approximately 1.8 million tons more than the combined U.S. and Canada import total shown on the chart above Sources: USDOC, TFI, CF Total U.S. and Canada Import Volume(1) Million Nutrient Tons – Calendar Year 0 2 4 6 8 10 12 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017F

Second Quarter 2017 Financial Results Courtright IR Scans

Second quarter 2017 results

Financial Overview

- Q2 net earnings of $3 million, or $0.01 per diluted share. Q2 adjusted net earnings of $23 million, or $0.10 per diluted share[(1)]
- Q2 EBITDA of $275 million and Q2 adjusted EBITDA of $303 million[(2)]
- Received ~$815 million in federal tax refunds
- Cash and cash equivalents of $2.0 billion on the balance sheet as of June 30, 2017

Commercial Environment

- Highest sales volume in company history, over 5 million tons, as CF production increased with additional production capacity at Donaldsonville and Port Neal
- Start-up of 400k ton per year diesel exhaust fluid unit (urea equivalent) at Donaldsonville
- Average selling prices for Q2 were lower than 2016 across most segments due to global capacity expansions, high level of Q1 imports into North America, and unfavorable March/April weather in North America
- CF's sales in Q2 included higher proportion of lower-priced ammonia and UAN export sales than 2016
- Average cost of natural gas reflected in Q2 costs of sales was $3.39 per MMBtu compared to $2.85 per MMBtu in 2016

Safe and Efficient Operations

- 12-month rolling average recordable incident rate of .91 incidents per 200,000 work hours
- Q2 production levels highest in company history, gross ammonia production was 2.7 million tons, 33% higher than 2016
- High system-wide utilization rates, Port Neal ammonia plant operated at more than 115% of nameplate capacity
- Q2 2017 cost of sales per ton increased 42% compared to 2016, controllable cost of sales decreased $28 million, or 15% per ton, compared to 2016[(3)]

(1) See slide 28 for reconciliation of adjusted net earnings and adjusted net earnings per diluted share
(2) See slide 29 for reconciliation of EBITDA and adjusted EBITDA
(3) Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, and depreciation and amortization. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance. See slide 31 for a reconciliation of controllable cost of sales to cost of sales, the most directly comparable GAAP measure

CF

21

Financial results – second quarter 2017 Depreciation and amortization related to property, plant and equipment was $217 million for the three months ended June 30, 2017, and $181 million for the three months ended June 30, 2016 See slide 28 for reconciliation of adjusted net earnings and adjusted net earnings per diluted share See slide 29 for reconciliation of EBITDA and adjusted EBITDA Includes the cost of natural gas that is included in cost of sales during the period under the first-in, first-out inventory cost method Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives In millions, except percentages, per MMBtu and EPS 2017 Q2 2016 Q3 2016 Q2 2015 Q3 Net sales $ 1,124 $ 1,134 Gross margin(1) 172 527 - As percentage of net sales 15.3% 46.5 % Net earnings attributable to common stockholders 3 47 Adjusted net earnings(2) 23 77 Net earnings per diluted share 0.01 0.20 Adjusted net earnings per diluted share(2) 0.10 0.33 EBITDA(3) 275 329 Adjusted EBITDA(3) 303 342 Diluted average shares outstanding 233.7 233.5 Natural gas (per MMBtu): Natural gas costs in cost of sales(4) $ 3.35 $ 2.10 Realized derivatives loss in cost of sales(5) 0.04 0.75 Cost of natural gas in cost of sales 3.39 2.85 Unrealized net mark-to-market loss (gain) on natural gas derivatives 18 (211)

Items affecting comparability of financial results by line item

In millions, pre-tax amounts	Three months ended June 30,			
	2017 Pre-Tax	2017 After-Tax	2016 Pre-Tax	2016 After-Tax
Depreciation and amortization[(1)]	$ 217	$ 137	$ 181	$ 114
Unrealized net mark-to-market loss (gain) on natural gas derivatives[(2)]	18	11	(211)	(132)
Transaction costs[(3)]	-	-	165	84
Loss on foreign currency transactions including intercompany loans[(4)]	1	1	38	37
Capacity expansion project expenses[(4)]	-	-	19	12
Equity method investment tax contingency accrual[(5)]	7	7	-	-
Financing costs related to bridge loan commitment fee[(6)]	-	-	28	18
Strategic Venture with CHS:				
Noncontrolling interest[(7)]	15	15	23	23
Loss on embedded derivative liability[(4)]	2	1	-	-
Total Impact of Significant Items	**$ 260**	**$ 172**	**$ 243**	**$ 156**

(1) Included primarily in cost of sales and selling, general and administrative expense in our consolidated statements of operations
(2) Included in cost of sales in our consolidated statement of operations
(3) Transaction costs relate to costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS
(4) Included in other operating-net in our consolidated statements of operations
(5) Represents an accrual on the books of Point Lisas Nitrogen Ltd., the company's Trinidad joint venture, for a disputed tax assessment. Amount reflects the company's 50% equity interest in PLNL. This is included in equity in losses of operating affiliates in our consolidated statement of operations
(6) Included in interest expense in our consolidated statement of operations
(7) Included in net earnings attributable to noncontrolling interests in our consolidated statements of operations

CF
23

Unrealized gain on natural gas derivatives(3) Segment adjusted gross margin Adjusted Gross Margin by Segment(1) $M See slide 30 for a reconciliation of adjusted gross margin to gross margin, the most directly comparable GAAP measure Represents depreciation and amortization included in cost of sales Unrealized gains are subtracted from gross margin in calculating adjusted gross margin, unrealized losses are added to gross margin in calculating adjusted gross margin Segment gross margin as reported Ammonia Urea UAN AN Other Gross Margin(4) D&A(2) $142 $156 $96 $92 $99 $167 $32 $19 $27 $25 $M $M $M $M Sales volume by nutrient ton (000s) Adjusted gross margin per nutrient ton 713 219 945 150 447 206 561 171 154 123 183 175 577 289 516 192 84 298 100 270 Gross Margin per nutrient ton 289 92 273 43 - 55 300 74 310 130 Unrealized loss on natural gas derivatives(3) 0 50 100 150 2016 Q2 2017 Q2 0 50 100 150 200 250 2016 Q2 2017 Q2 0 10 20 30 40 2016 Q2 2017 Q2 0 10 20 30 40 2016 Q2 2017 Q2

CF cost of sales comparison



CF Cost of Sales as Reported
In $ millions
$ Per Total Product Sales Ton
1000
800
600
400
200
0
$952
$536
$607
$163
$444
($28)
(6%)
$416
Q2 2016
Q2 2017
Natural gas, realized and unrealized derivatives, D&A (1)
Controllable cost of sales(2)(3)
200
160
120
80
40
0
$189
$107
$133
$36
$97
($15)
(15%)
$82
Q2 2016
Q2 2017

Q2 cost of sales increased $345 million on an absolute basis and 42% on a per ton basis in 2017 compared to 2016

Q2 controllable cost of sales decreased $28 million on an absolute basis and 15% on a per ton basis in 2017 compared to 2016

Controllable cost of sales decreased due to cost reduction initiatives and increases in volume

(1) *Represents the portion of cost of sales consisting of natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, and depreciation and amortization*

(2) *See slide 31 for a reconciliation of controllable cost of sales to cost of sales, the most directly comparable GAAP measure. Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, and depreciation and amortization. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance*

(3) *Controllable cost of sales consist of non-gas cash costs including maintenance, labor, electricity, other raw materials, transportation and distribution, and other plant costs*

CF 25

CF is impacted by the seasonality of nitrogen fertilizer demand

Six year average sales price, sales volume, and adjusted EBITDA (2011-2016)

CF Realized and Benchmark Prices(1)

$/ Short Ton

UAN



$300
$275
$250
$225
$200
Q1
Q2
Q3
Q4
CF Realized Price
Benchmark Price

Urea



$400
$375
$350
$325
$300
Q1
Q2
Q3
Q4
CF Realized Price
Benchmark Price

Ammonia



$600
$550
$500
$450
$400
Q1
Q2
Q3
Q4
CF Realized Price
Benchmark Price

CF Quarterly Sales Volume and Adjusted EBITDA(2)

Percent of CF's Annual Sales Volume and Adjusted EBITDA Realized by Quarter



40%
30%
20%
10%
0%
Q1
Q2
Q3
Q4
Sales Volume
Adjusted EBITDA

Q3 typically represents North America and CF's lowest period for demand and pricing, exhibited by:

- Lowest average quarterly realized price
- Decreasing benchmark prices
- Lowest quarterly sales volumes

Resulting in lowest quarterly adjusted EBITDA

(1) Benchmark prices reflect NOLA granular urea and UAN and Tampa ammonia prices published by Fertecon

(2) EBITDA is defined as net earnings/(loss) attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the table above. The company has presented EBITDA and adjusted EBITDA because management uses these measures to track performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry

CF

26

Appendix Donaldsonville Urea Warehouse

Non-GAAP: reconciliation of Net Earnings and EPS to Adjusted Net Earnings and Adjusted EPS

In millions	Three months ended June 30,			
	2017	2017 EPS Impact	2016	2016 EPS Impact
Net earnings/EPS attributable to common shareholders[1]	$ 3	$ 0.01	$ 47	$ 0.20
Selected Items included above:				
Unrealized net mark-to-market loss (gain) on natural gas derivatives	18	0.08	(211)	(0.90)
Transaction costs[2]	-	-	165	0.71
Loss on foreign currency transactions[3]	1	0.01	38	0.16
Capacity expansion project expenses	-	-	19	0.08
Equity method investment tax contingency accrual[4]	7	0.03	-	-
Loss on embedded derivative[5]	2	0.01	-	-
Loss on foreign currency derivatives	-	-	2	0.01
Financing costs related to bridge loan commitment fee[6]	-	-	28	0.12
Income tax adjustments[7]	(8)	(0.04)	(11)	(0.05)
Total adjustments	20	0.09	30	0.13
Adjusted net earnings/adjusted EPS attributable to common shareholders	$ **23**	$ **0.10**	$ **77**	$ **0.33**

(1) EPS defined as net earnings per diluted share
(2) Transaction costs relate to costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS
(3) Loss on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested
(4) Represents an accrual on the books of Point Lisas Nitrogen Ltd., the company's Trinidad joint venture, for a disputed tax assessment. Amount reflects the company's 50% equity interest in PLNL. This is included in equity in losses of operating affiliates in our consolidated statement of operations
(5) Represents the change in fair value on the embedded derivative included within the terms of the company's strategic venture with CHS
(6) Not included in the calculation of EBITDA
(7) Represents the adjustment to the GAAP basis tax provision reflecting the tax impact of the other non-GAAP adjustments

CF
28

Non-GAAP: reconciliation of Net Earnings to EBITDA and Adjusted EBITDA

In millions	2017 Q2		2016 Q2	
Net earnings attributable to common stockholders	$	3	$	47
Interest expense (income) - net		78		60
Income tax provision		5		95
Depreciation and amortization		217		181
Less: other adjustments		(28)		(54)
EBITDA(1)	**$**	**275**	**$**	**329**
Selected items included above:				
Unrealized net mark-to-market loss (gain) on natural gas derivatives	$	18	$	(211)
Transaction costs(2)		-		165
Loss on foreign currency transactions(3)		1		38
Capacity expansion project expenses		-		19
Equity method investment tax contingency accrual(4)		7		-
Loss on embedded derivative(5)		2		-
Loss on foreign currency derivatives		-		2
Total Adjustments	**$**	**28**	**$**	**13**
Adjusted EBITDA(1)	**$**	**303**	**$**	**342**

(1) *EBITDA is defined as net earnings/(loss) attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the table above. The company has presented EBITDA and adjusted EBITDA because management uses these measures to track performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry*

(2) *Transaction costs relate to costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS*

(3) *Loss on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested*

(4) *Represents an accrual on the books of Point Lisas Nitrogen Ltd., the company's Trinidad joint venture, for a disputed tax assessment. Amount reflects the company's 50% equity interest in PLNL. This is included in equity in losses of operating affiliates in our consolidated statement of operations*

(5) *Represents the change in fair value on the embedded derivative included within the terms of the company's strategic venture with CHS*

CF
29

Non-GAAP: reconciliation of gross margin to adjusted gross margin In millions Gross Margin(1) 2016 Q3 Unrealized (Gain) Loss on Natural Gas Derivatives Depreciation and Amortization(2) 2016 Q3 Adjusted Gross Margin(3) 2015 Q3 Ammonia 2016 Q2 $ 206 $ (69) $ 19 $ 156 2017 Q2 87 6 49 142 Urea 2016 Q2 122 (55) 25 92 2017 Q2 24 5 67 96 UAN 2016 Q2 173 (65) 59 167 2017 Q2 38 5 56 99 AN 2016 Q2 - (9) 28 19 2017 Q2 10 1 21 32 Other 2016 Q2 26 (13) 12 25 2017 Q2 13 1 13 27 Segment gross margin as reported Represents the depreciation and amortization included in cost of sales Adjusted gross margin is defined as gross margin excluding depreciation and amortization and unrealized net mark-to-market (gain) loss on natural gas derivatives. The company has presented adjusted gross margin because management uses this measure, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance

Non-GAAP: reconciliation of cost of sales to controllable cost of sales(1) $ Millions 2017 Q2 2016 Q3 2016 Q2 2015 Q3 Cost of Sales as reported $ 952 $ 607 Natural gas costs 309 171 Realized net losses on natural gas derivatives 4 60 Unrealized net mark-to-market loss (gain) on natural gas derivatives 18 (211) Depreciation and amortization 205 143 Total Adjustments $ 536 $ 163 Controllable cost of sales $ 416 $ 444 Tons of product sold (000s) 5,046 4,557 $ Per Product Sales Tons 2017 Q2 2016 Q3 2016 Q2 2015 Q3 Cost of Sales $ 189 $ 133 Natural gas costs 61 38 Realized net losses on natural gas derivatives 1 13 Unrealized net mark-to-market loss (gain) on natural gas derivatives 4 (46) Depreciation and amortization 41 31 Total Adjustments $ 107 $ 36 Controllable cost of sales $ 82 $ 97 Tons of product sold (000s) 5,046 4,557 Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, and depreciation and amortization. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance

Non-GAAP: reconciliation of Net Earnings/(Loss) to EBITDA and Adjusted EBITDA

In millions		FY 2016
Net earnings/(loss) attributable to common stockholders	$	(277)
Interest expense (income) – net		195
Income taxes		(68)
Depreciation and amortization		678
Less: other adjustments		(133)
EBITDA[(1)]	**$**	**395**
Selected items included above:		
Start-up costs – Donaldsonville Ammonia	$	18
Start-up costs – Port Neal ammonia and urea		34
Expansion project expenses		73
Loss on debt extinguishment		167
Private Senior Notes amendment arrangement fees		2
Impairment of equity method investment in PLNL		134
Transaction costs[(2)]		179
Unrealized net mark to market (gain) loss on natural gas derivatives		(260)
Loss on embedded derivative[(3)]		23
Loss (gain) on foreign currency transactions, including intercompany loans[(4)]		93
Total Adjustments	**$**	**463**
Adjusted EBITDA[(1)]	**$**	**858**

(1) *EBITDA is defined as net earnings/ (loss) attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in non-controlling interest. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the table above. The company has presented EBITDA and adjusted EBITDA because management uses these measures to track performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry.*

(2) *Transaction costs include the $150 million termination fee paid by the company to OCI in the second quarter of 2016 as a result of the termination of the combination agreement with OCI and costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS*

(3) *Represents the loss in 2016 on the embedded derivative included with the terms of the company's strategic venture with CHS*

(4) *Loss(gain) on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested*

CF

32

Projected new global urea plants (2017-2021)

Country	Company	City/Province	Feedstock	Capacity – K Metric Product Tons[(1)]	Year of Addition
Bolivia	Epihara	Carrasco	Natural Gas	700	2017
China	Tonghua Chemical Co	Jilin	Anthracite powder	300	2017
China	Henan Xin Lian Xin (XLX)	Jiangxi	Anthracite powder	600	2017
China	Luxi Chem	Shandong	Anthracite powder	500	2017
China	Shandong Ruixing	Shandong	Thermal	800	2017
*Iran	Pardis Petrochemical Co	Bandar Assaluyeh	Natural Gas	1,000	2017
Russia	PhosAgro-Cherepovets	Cherepovets	Natural Gas	500	2017
United States	Agrium	Borger, TX	Natural Gas	580	2017
United States	Koch Nitrogen Co.	Enid, OK	Natural Gas	810	2017
United States	Iowa Fertilizer Co.	Wever, IA	Natural Gas	710	2017
				6,500	**Subtotal**
Azerbaijan	Azerkimya (SOCAR)	Sumgayit	Natural Gas	660	2018
China	Yangmei	Hebei	Thermal	900	2018
China	Haohua-Junhua Group	Henan	Thermal	520	2018
China	Hualu-Hengsheng	Shandong	Thermal	1,000	2018
Indonesia	PT Petrokimia Gresik II	Gresik	Natural Gas	660	2018
Iran	Lordegan Petrochemical	Lordegan	Natural Gas	1,200	2018
United States	Dakota Gasification	Beulah, ND	Natural Gas	360	2018
				5,300	**Subtotal**
China	Yili Resource	Inner Mongolia	Anthracite powder	1,040	2019
China	JAMG	Jiangsu	Thermal	520	2019
Turkmenistan	Turkmenhimiya	Garabogaz	Natural Gas	1,160	2019
Uzbekistan	JSC Navoiazot	Navoi	Natural Gas	580	2019
				3,300	**Subtotal**
**Egypt	Egyptian Chemical Industries (KIMA)	Aswan	Natural Gas	500	2020
				500	**Subtotal**
*Kazakhstan	Kazazot	Kazazot	Natural Gas	830	2020
Nigeria	Dangote	Edo State	Natural Gas	1,270	2021
				2,100	**Subtotal**
				17,700	**Grand Total**

(1) Subtotals rounded to nearest 100k

* Iran plant addition was moved from 2016 to 2017 and the Kazakhstan plant was moved from 2020 to 2021 compared to the previously published slide

** Egyptian plant represents a new anticipated addition compared to the previously published slide

Sources: Fertecon, CRU, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis

33

Urea plants in permanent and temporary shutdown

Plants included in closure forecast: 6,120 K Tons 2017-2021

Country	Company	Feedstock	Source	Initial Report of Shutdown (1)	Capacity – K Metric Product Tons	Year of Assumed Closure
China	Cangzhou Dahua Group	Natural Gas	Fert.cn	Apr, 2016	150	2017
China	Asid Chemicals Ltd	Anthracite Lump	Fert.cn	Jan, 2016	300	2017
China	LTH (LuTianHua)	Natural Gas	Fert.cn	Jan, 2016	650	2017
China	Haolianghe Fertilizer Co	Thermal	Fert.cn	July, 2016	80	2017
China	Haolianghe Fertilizer Co	Thermal	Fert.cn	July, 2016	100	2017
China	Haolianghe Fertilizer Co	Anthracite Powder	Fert.cn	July, 2016	110	2017
China	Zhangqiu Riyue Chemical Industry Co	Anthracite Lump	Fert.cn	July, 2016	160	2017
China	Wulashan Chemical Fertilizer Co(2)	Anthracite Lump	Fert.cn	Feb, 2017(2)	150	2017
*China	Liaoning North Coal & Chemical	Coke-oven Gas	Fert.cn	June, 2017(2)	600	2017
					2,300	**2017 total**
China	Chishui Chitianhua	Natural Gas	Fert.cn	Dec, 2016	720	2018
China	Jinxin Chemical Co Ltd	Thermal	Fert.cn	July, 2016	800	2018
China	Hebei Gaocheng Fertilizer Plant	Anthracite Lump	Baiinfo	Sep, 2016	150	2018
China	Jiangsu Jiangyan Fertilizer	Anthracite Lump	Baiinfo	Sep, 2016	300	2018
China	Liuguo Chemical Stock Co Ltd	Anthracite Lump	Fert.cn	Unreported	230	2018
China	Handan Jinan Chemical Co	Anthracite Lump	Fert.cn	Unreported	100	2018
Kuwait	PIC	Natural Gas	ICIS	Jan, 2016(3)	1,000	2018
					3,300	**2018 total**
China	China Guodian Corp	Thermal	Fert.cn	Nov, 2016	500	2019
					500	**2019 total**
					6,100	**2017-2019 Subtotal**

Chinese plants in observed temporary shutdown: 3,350 K Tons currently

Country	Company	Feedstock	Source	Initial Report of Shutdown (1)	Capacity – K Metric Product Tons	Year of Assumed Closure
China	Fujian Shunchange Fubao Industry	Anthracite Lump	Baiinfo	Aug, 2016	140	N/A
China	Hebei Cangzhou Dahua	Natural Gas	Baiinfo	Aug, 2016	450	N/A
China	Jilin Tonghua	Anthracite Lump	Baiinfo	Aug, 2016	120	N/A
China	Ningxia Petrochemical	Natural Gas	Baiinfo	Aug, 2016	700	N/A
China	Shandong Mingshui Danhua Group	Anthracite Lump	Baiinfo	Aug, 2016	600	N/A
China	Shijiazhuang Zhengyuan Fertilizer	Thermal	Baiinfo	Aug, 2016	400	N/A
China	Hubei Yihua Chemical	Anthracite Lump	Baiinfo	Sep, 2016	400	N/A
China	Liaoning Benxi	Anthracite Lump	Baiinfo	Oct, 2016	130	N/A
China	Zhejiang Juhua	Anthracite Lump	Baiinfo	Oct, 2016	150	N/A
China	Hubei Yihua Xishui	Anthracite Lump	Baiinfo	Nov, 2016	110	N/A
*China	Zhejiang Jinju Chemical	Anthracite Lump	Fert.cn	Feb, 2017	150	N/A
					3,350	**Subtotal**
					9,450	**Grand Total**
					8,450	**Chinese Total**

(1) For those plants in observed temporary status, initial report date of Aug 2016 or prior
(2) 2017 permanent shutdown
(3) Announced intention to close plant

* Represents new additions compared to the previously published slide
Sources: Fertecon, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis

CF

34

CF’s financial maintenance covenant summary Senior secured and unsecured notes: The indentures governing CF’s secured and unsecured notes do not contain financial maintenance covenants Revolving credit facility: Maximum Total Secured Leverage Ratio: Total Secured Leverage Ratio (Total Secured Debt(1) divided by trailing 4 quarters EBITDA as defined by the Amended Revolving Credit Agreement(2)) as of the last day of any fiscal quarter not greater than 3.75:1.00 Minimum Interest Coverage Ratio: Interest Coverage Ratio (trailing 4 quarters EBITDA(2) divided by interest expense(3)) as of the last day of any fiscal quarter not less than: Through the quarter ending December 31, 2018: 1.20:1.00 Thereafter: 1.50:1.00 Maximum Total Debt to Capital Ratio: Total Debt(4) to Capital Ratio (Total Debt divided by total debt plus total book equity) as of the last day of any fiscal quarter not greater than 0.60:1.00 Total Secured Debt as reported on CF’s Consolidated Balance Sheets at end of fiscal quarter EBITDA as defined by the Amended Revolving Credit Agreement is generally equivalent to Adjusted EBITDA plus stock compensation expense Interest Expense as reported on CF’s Consolidated Statements of Operations Total Debt as shown on CF’s Consolidated Balance Sheets at end of fiscal quarter

2017 urea price range forecast is ~$210-245 per ton at the US Gulf; actual YTD range $163-255, average ~ $200(1) 2017 Monthly Delivered U.S. Gulf Urea Cost Curve(2) Y-axis: USD/short ton, X-axis: Monthly Production Capacity at 95% Operating Rate, million short tons (1) source: Green Markets weekly US Gulf NOLA Urea granular spot price as of 9/5/2017 (2) Assumptions on demand growth, exchange rates, coal, gas, and oil prices included in slide 37 20 0 5 10 15 Appx. 2017 Price Range Energy (N.G.) Other Cash Freight/Load Shipments: 16.8 MM ST Avg Appx. Monthly Range China – Advanced Inland High Energy (N.G) Other Cash Freight/Load Energy (Coal) 0 100 200 300 $400 North America Latin America MENA Other FSU Russia South Asia Indonesia China – Advanced Inland Low India Western Europe China – Advanced Coastal Ukraine Southeast Asia Eastern Europe Lithuania China – Natural Gas Low China – Anthracite Low China – Anthracite High China – Natural Gas High

Location Source 2015 2016 2017F Henry Hub NYMEX 2.63 2.51 3.07 TTF ICE 6.42 4.49 5.47 WEU-Russia Oil Index 7.30 4.35 5.37 Brent Crude NYMEX 54 44 55 Thermal SX Coal / 49 51 68 Anthracite Powder Woodmac 83 78 86 Anthracite 124 115 113 RMB/USD Bloomberg 6.28 6.63 6.85 USD/EUR Bloomberg 1.11 1.11 1.10 USD/GBP Bloomberg 1.53 1.36 1.27 Annual Average Energy Cost - Actual and Forecast(1) Gas Prices ($/MMBtu) Exchange Rates China Coal ($/tonne) Oil ($/Bbl) 2017 cost curve assumptions Assumptions dated as of November 2016 Demand Growth Fertecon, IFA, AAPFCO, Fertilizers Europe, ANDA, CF Industries 0.3% 3.3% 1.5%